Exhibit 10.7

AMENDMENT NUMBER ONE TO CREDIT AGREEMENT

This Amendment Number One to Credit Agreement (“Amendment”) is entered into as of September 1, 2015, by and among Lenders identified on the signature pages of this Amendment and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”) on the one hand, and eGAIN CORPORATION, a Delaware corporation (“eGain”), and the Subsidiaries of eGain identified on the signature pages hereof (such Subsidiaries, together with eGain, are referred to each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”) on the other hand, in light of the following:

A.Borrowers, Agent and the Lenders have previously entered into that certain Credit Agreement, dated as of November 21, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.  Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement.
B.Borrowers, Agent and Lenders desire to amend the Credit Agreement as provided for and on the conditions herein.

NOW, THEREFORE, the parties hereby amend and supplement the Credit Agreement as follows:

1.DEFINITIONS.  All initially capitalized terms used in this Amendment shall have the meanings given to them in the Credit Agreement unless specifically defined herein.
2.AMENDMENTS.
2.1The table in Section 2.2 of the Credit Agreement is hereby deleted and replaced with the following table:
Date	Installment Amount
On each of September 30, 2015, and December 31, 2015	$187,500
On March 31, 2016 and on the last day of each fiscal quarter of Borrowers thereafter	$250,000

2.2Section 7 (a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)Minimum EBITDA.  On and prior to the Financial Covenant Replacement Date, achieve EBITDA, measured on a quarter-end basis, of at least (or not more negative than, in the case of a negative number) the required amount set forth in the following table for the applicable period set forth opposite thereto (or the amount to be determined in accordance with the last paragraph of this clause):
Applicable Amount	Applicable Period
($1,680,000)	For the three (3) month period ending September 30, 2015
($2,228,000)	For the six (6) month period ending December 31, 2015

For the period ending March 31, 2016, and for each period thereafter, such amounts and for such periods as agreed to by Borrowers and Required Lenders within 30 days following delivery of, and based upon, the Projections most recently delivered to Agent pursuant to Section 5.1 and approved by Required Lenders; provided that failure to reach an agreement acceptable to Agent, in its sole discretion, on the reset financial covenant within 30 days following receipt by Agent of the most recently delivered Projections shall be deemed an immediate Event of Default.

2.3Section 7 (b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b)Minimum Liquidity.  On and prior to the Financial Covenant Replacement Date, at all times achieve Liquidity, measured on a monthly basis of at least (i) $5,500,000 for the month ending September 30, 2015; (ii)  $6,500,000 for the month ending October  31, 2015; (iii) $7,500,000 for the month ending November 30, 2015, and (iv) $10,000,000 for the month ending December 31, 2015, and at all times thereafter.
2.4The definition of “Applicable Margin” in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the same in its entirety and replacing such definition with the following:

“Applicable Margin” means (a) in the case of a Base Rate Loan, 6.00 percentage points (the “Base Rate Margin”), and (b) in the case of a LIBOR Rate Loan, 7.00 percentage points (the “LIBOR Rate Margin”).

2.5The definition of “Continuing Director” in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the same in its entirety and replacing such definition with the following::

“Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Administrative Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either the Permitted Holders or a majority of the Continuing Directors.

2.6The definition of “Fee Letter” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting the same in its entirety and replacing such definition with the following:

“Fee Letter” means that certain amended and restated fee letter, dated as of the First Amendment Effective Date, among Borrowers and Agent.

2.7The definition of “Maximum Revolver Amount” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting the same in its entirety and replacing such definition with the following:

“Maximum Revolver Amount” means $15,000,000.

2.8Schedule 1.1 to the Credit Agreement is hereby amended by adding the following definition to the same in the appropriate alphabetical order:

“First Amendment Effective Date” means September 2, 2015.

2.9Schedule C-1 to the Credit Agreement is hereby deleted and replaced with the Schedule C-1 attached to this Amendment.
3.REPRESENTATIONS AND WARRANTIES.  Borrower hereby affirms to Agent, for the benefit of the Lender Group, that, giving effect to this Amendment, all of its representations and warranties set forth in the Credit Agreement are true, complete and accurate in all material respects as of the date hereof (except those which specifically relate to an earlier date).
4.NO DEFAULTS.  Borrower hereby affirms to the Lender Group that, giving effect to this Amendment, no Event of Default has occurred and is continuing as of the date hereof.
5.CONDITIONS PRECEDENT.  The effectiveness of this Amendment is expressly conditioned on receipt by Agent of a copy of this Amendment duly executed by Borrower, Guarantors, Lenders and Agent.
6.COSTS AND EXPENSES.  Borrower shall pay to Agent all of Agent’s documented out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of their counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other reasonable fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.
7.COUNTERPARTS; EFFECTIVENESS.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.  Upon the execution of a counterpart of this Amendment by each of the parties hereto and satisfaction of the conditions set forth in Section 5 hereof and upon the fulfillment of such conditions set forth in Section 5, it shall be deemed to be effective as of the First Amendment Effective Date.  Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
8.FURTHER ASSURANCES.  Borrower shall execute and deliver all agreements, documents and instruments, in form and substance reasonably satisfactory to Agent, and take all actions as Agent may reasonably request from time to time to perfect and maintain the perfection and priority of the security interests of Agent in the Collateral and to consummate fully the transactions contemplated under this Amendment and the other Loan Documents.
9.EFFECT ON LOAN DOCUMENTS.
9.1The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document.  Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.  The consents, waivers and modifications set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further or other matter under the Loan Documents and shall not be construed as an indication that any future waiver of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by any Loan Party remains in the sole and absolute discretion of the Agent and the Lenders.
9.2Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.
9.3To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.
9.4This Amendment is a Loan Document.
9.5Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amendment.
9.6Neither this Amendment nor any uncertainty or ambiguity herein shall be construed against Agent, any member of the Lender Group, the Bank Product Providers or any Loan Party, whether under any rule of construction or otherwise.  This Amendment has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
9.7The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.
9.8Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment.  Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified.  Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.  Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash or immediately available funds (or, in the case of Letters of Credit or Bank Products, providing Letter of Credit Collateralization or Bank Product Collateralization, as applicable) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of the Credit Agreement to be repaid or cash collateralized.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.
10.ENTIRE AGREEMENT.  This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
11.REAFFIRMATION OF OBLIGATIONS.  Borrower hereby (a) acknowledges and reaffirms its obligations owing to Agent, the Bank Product Providers, and each other member of the Lender Group under each Loan Document to which it is a party, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect.  Borrower hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Guaranty and Security Agreement or any other Loan Document, to Agent, on behalf and for the benefit of the Lender Group and the Bank Product Providers, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment).
12.RATIFICATION.  Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby.  All Obligations owing by Borrower are unconditionally owing by Borrower to Agent and the Lenders, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever.
13.RELEASE.
13.1In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and each Guarantor, on behalf of itself and its successors, assigns and other legal representatives (Borrower and each Guarantor and all such other persons being hereinafter referred to collectively as “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent and each Lender and all such other persons being hereinafter referred to collectively as  “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Releasors may now or hereafter own, hold, have or claim to have against Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto.
13.2It is the intention of Borrower and each Guarantor that this Amendment and the release set forth above shall constitute a full and final accord and satisfaction of all claims that may have or hereafter be deemed to have against Releasees as set forth herein.  In furtherance of this intention, Borrower and each Guarantor, on behalf of itself and each other Releasor, expressly waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Amendment and which, if known by Releasors, might have materially affected the agreement as provided for hereunder.  Each of Borrower, and each Guarantor, on behalf of itself and each other Releasor, acknowledges that it is familiar with Section 1542 of California Civil Code:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Borrower and each Guarantor, on behalf of itself and each other Releasor, waives and releases any rights or benefits that it may have under Section 1542 to the full extent that it may lawfully waive such rights and benefits, and each of Borrower and each Guarantor, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by its attorney as to the significance and consequences of this waiver.

13.3Borrower and each Guarantor, understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
13.4Borrower and each Guarantor, agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
14.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE.  THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

15.SEVERABILITY.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
16.ESTOPPEL.  To induce Agent to enter into this Amendment and to continue to make advances to Borrower under the Credit Agreement, Borrower hereby acknowledges and agrees that, immediately before and after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower or any Guarantor as against Agent or any Lender with respect to the Obligations.
17.REAFFIRMATION OF GUARANTY.  The undersigned Guarantors hereby reaffirm and agree that:  (a) the Guaranty and Security Agreement and the Loan Documents to which they are a party shall remain in full force and effect (including, without limitation, any security interests granted therein) after this Amendment is consummated as if consummated contemporaneously therewith; (b) nothing in the Loan Documents to which it is a party obligates Agent or the Lenders to notify the undersigned of any changes in the financial accommodations made available to the Loan Parties or to seek reaffirmations of the Loan Documents; and (c) no requirement to so notify either the undersigned or to seek the undersigned’s reaffirmations in the future shall be implied by this Section 17.

[The remainder of this page left blank intentionally, signatures to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

BORROWER: eGAIN CORPORATION, a Delaware corporation By: /s/ Eric Smit Name: Eric Smit Title: Chief Financial Officer

GUARANTOR:
EXONY, INC. a Delaware corporation By: /s/ Eric Smit Name: Eric Smit Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and sole Lender

By: /s/ Sara Townsend
Name: Sara Townsend

Title: Director

Schedule C-1

Commitments

Lender	Revolver Commitment	Term Loan Commitment	Total Commitment
Wells Fargo Bank, National Association	$15,000,000.00	$10,000,000.00	$25,000,000.00
All Lenders	$15,000,000.00	$10,000,000.00	$25,000,000.00